Exhibit 10.5

UNIT AGREEMENT

This UNIT AGREEMENT (this “Agreement”) is dated as of May 19, 2004 and is by and among Pioglobal First Russia, LLC (formerly, Pioglobal First Russia, Inc.), a Delaware limited liability company and indirect majority owned subsidiary of Harbor Global Company Ltd., a Bermuda limited duration company (“Parent”) (Pioglobal First Russia, LLC, together with any successor thereto, the “Company”), and Alexei Oshepkov, an individual (the “Subscriber”).

RECITALS

WHEREAS, the Subscriber is an employee of Pioglobal Asset Management, a Russian closed joint-stock company and wholly owned subsidiary of the Company (“PAM”);

WHEREAS, in consideration of the Subscriber’s services to PAM, the Company desires to grant to Subscriber, on the terms and subject to the conditions contained herein and in the Operating Agreement (as defined below), an aggregate of one percent (1%) of the issued and outstanding units of the Company (the “Units”) (after giving effect to all issuances contemplated hereunder and under those certain Unit Agreements of even date herewith with Dmitry Larin and Alexander Chernishov (collectively, the “Additional Unit Agreements”), and the Subscriber desires to accept such Units; and

WHEREAS, as a condition precedent to the grant of the Units described above, Subscriber agrees to enter into a that certain Operating Agreement of Pioglobal First Russia, LLC (the “Operating Agreement”) dated as of April 12, 2004 by and among the Majority Unit Holder and the other Additional Unit Holders (as defined in the Operating Agreement) listed on Schedule A thereto by the execution of a Joinder Agreement in substantially the form attached hereto as Exhibit B (the “Joinder Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

15.	Grants.

i. Subject to the terms and conditions set forth herein, the Company hereby grants to Subscriber five thousand nine hundred ninety-five (5,995) Units of the Company, and Subscriber hereby accepts such Units, subject to the terms and conditions contained herein, and in the Operating Agreement, as modified by the Joinder Agreement.

j. In the event Subscriber is employed by PAM on and as of the dates set forth below, as a full-time employee, in substantially the same capacity as

Subscriber is currently employed by PAM as of the date hereof and performing substantially the same duties as of the date hereof, then as of each respective date set forth below, the Company shall grant and issue to Subscriber an additional five thousand nine hundred ninety-five (5,995) Units of the Company; provided, however, that if an Acceleration Event (as defined below) shall occur before December 31, 2006 and as of immediately prior to the Acceleration Event the Subscriber continues to be employed by PAM, as a full-time employee, in substantially the same capacity as Subscriber is currently employed by PAM as of the date hereof and performing substantially the same duties as of the date hereof, then as of immediately prior to the consummation of the Acceleration Event, the Subscriber shall be deemed fully vested with respect to, and entitled to receive from the Company, any and all Units listed below not otherwise granted and issued to Subscriber before such Acceleration Event.

Date	Number of Additional Units to be Issued
December 31, 2004	5,995
December 31, 2005	5,995
December 31, 2006	5,995

k. As used herein, “Acceleration Event” shall mean the first to occur of the following events: (i) a merger, consolidation, reorganization or other transaction which results in Parent no longer being the direct or indirect beneficial owner of equity of the Company representing more than 50% of the voting power of the Company’s outstanding equity or the surviving, continuing or purchasing entity or (ii) a sale of all or substantially all of the Company’s assets (other than a sale to an Affiliate (as defined herein) of the Company). As used herein, an “Affiliate” of a person shall mean any person controlling, controlled by or under common control with such first person.

l. The Units granted pursuant to Section 1.a. and to be granted pursuant to Section 1.b. represent approximately one percent (1%) of the fully diluted Units of the Company as of the date hereof (after giving effect to all current and future issuances contemplated hereby and by the Additional Unit Agreements).

16.

Taxes; Approvals; and Other Reporting. Subscriber hereby acknowledges and agrees that Subscriber is solely responsible for: (a) reporting the grant of Units contemplated hereby, providing any required notice(s) and obtaining any required consent(s) or approval(s) pursuant to any applicable laws, rules or regulations to any regulatory or governmental authority, including the Central Bank of the Russian Federation and other Russian governmental and regulatory authorities; and (b) the payment of any and all local, state, federal and foreign income, withholding, transfer and other taxes and payments of any kind now or hereafter owed by the Subscriber as a result of or in connection with the grant and issuance of the Units by the Company to the Subscriber hereunder.

17.	Current Valuation. The Board of Directors shall determine the fair market value of the Units granted hereby and notify the Subscriber of such fair market value within a reasonable time after the grant thereof.

18.	Representations and Warranties of the Subscriber. Subscriber represents and warrants to the Company that each of the statements contained in this Section 4 is true and correct:

(a)	Subscriber understands and acknowledges that the Units are being granted to Subscriber under an exemption from registration provided for in the Securities Act of 1933, as amended (the “Act”), and accordingly, must be held indefinitely by Subscriber, unless the Units are subsequently transferred in transactions that are either registered under the Act or exempt from registration. Subscriber understands that the Company is under no obligation to register the Units under the Act or to file for or comply with an exemption from registration, and recognizes that exemptions from registration, in any case, are limited and may not be available when Subscriber may wish to sell, transfer, pledge or otherwise dispose of the Units. Subscriber acknowledges that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any federal or state or foreign regulatory or governmental authority charged with the administration of the securities laws;

(b)	Subscriber understands and has fully considered, for purposes of owning the Units, and understands that: (i) owning the Units is a speculative investment which involves a high degree of risk of loss of the entire grant to Subscriber; (ii) that there will be no public market for the Units and accordingly, it may not be possible for Subscriber to liquidate the Units in case of an emergency; and (iii) Subscriber’s right to transfer the Units is limited as set forth in the Operating Agreement attached hereto as Exhibit A, as modified by the Joinder Agreement attached hereto as Exhibit B;

(c)	Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of owning the Units;

(d)	Subscriber has had the opportunity to discuss the tax consequences of ownership of the Units with her representatives, including her attorney, and/or accountant, if any;

(e)

Subscriber will own the Units solely for Subscriber’s own account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. Subscriber agrees not to sell, transfer, pledge or otherwise dispose of the Units in violation of the provisions of the Act. Subscriber has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer, pledge or otherwise transfer to any person or otherwise dispose of the Units, or any part thereof, any interest therein or any rights thereto; the undersigned Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(f)	Subscriber understands that a notation restricting transfer of the Units will be made on the transfer books of the Company and consents to the placement of a legend on the Units in a form substantially as follows:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH UNITS ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

The foregoing representations and warranties are made by Subscriber and Subscriber hereby agrees that such representations and warranties shall survive the grant of the Units by the Company to Subscriber.

19.	Acknowledgments of the Subscriber. Except as expressly set forth herein, Subscriber acknowledges and agrees that there have been no representations, guarantees or warranties, of any nature or kind, whether express or implied, made to her by the Company, its subsidiaries, affiliates, agents or employees, or by any other person. Subscriber further acknowledges and agrees that Subscriber is an employee-at-will, and nothing herein shall be construed as a guarantee of employment for any amount of time.

20.	Agreement. As a condition precedent to the grant of the Units pursuant to this Agreement, Subscriber shall execute and deliver a Joinder Agreement substantially in the form attached hereto as Exhibit B.

21.	Miscellaneous.

(a)	Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed in the manner prescribed by, and to the address(es) set forth in, the Operating Agreement attached hereto as Exhibit A.

(c)	Severability. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement.

(d)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles thereof.

(e)	Waiver. No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision.

(g)	Entire Agreement. This Agreement, together with Exhibit A and Exhibit B, constitutes the entire understanding of the parties, and supercedes any other agreements or understandings, whether written or oral, in effect with respect to the subject matter hereof.

(h)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart thereof.

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IN WITNESS WHEREOF, the undersigned has hereby executed this Agreement as of the date first set forth above.

COMPANY:

PIOGLOBAL FIRST RUSSIA, INC.

By:	/s/ DONALD H. HUNTER
Name:	Donald H. Hunter
Title:	Vice President & Treasurer

SUBSCRIBER

By:	/s/ ALEXEY OSCHEPKOV
Name:	Alexey Oschepkov

EXHIBIT A

Operating Agreement

EXHIBIT B

Joinder Agreement